UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 2, 2012

HARSCO CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-03970	23-1483991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road, Camp Hill, Pennsylvania	17011
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   717-763-7064

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 2, 2012, Harsco Corporation (the “Company”) entered into an Amended and Restated Five-Year Credit Agreement (the “Credit Agreement”) among the Company, the lenders party thereto, Citibank, N.A., as administrative agent, RBS Securities Inc., as syndication agent, and the documentation agents party thereto.  The Credit Agreement  amends and restates the Company’s Three-year Credit Agreement, dated December 17, 2009 (the “Three-Year Credit Agreement”), that was set to expire in December 2012.  There were no borrowings outstanding under the Three-Year Credit Agreement at the time the Credit Agreement was entered into.

Under the Credit Agreement’s revolving credit facility, the Company may borrow funds up to a limit of $525 million  which limit may be increased up to $550 million at the option of the Company.   The maturity date of borrowings under the facility is March 2, 2017.  The Credit Agreement contains usual and customary affirmative and negative covenants and financial covenants including a covenant stipulating a maximum debt to capital ratio of 60% and a total consolidated EBITDA to consolidated interest charges ratio of 3.0.  The Credit Agreement also contains usual and customary events of default that would permit the lenders to accelerate the loans if not cured within applicable grace periods.  These events of default include the failure to make timely payments, the failure to satisfy covenants, and specified events of bankruptcy and insolvency.  Borrowings under the Credit Agreement’s revolving credit facility are available in most major currencies with active markets and at interest rates based upon LIBOR, plus a margin.

From time to time, Citibank, N.A. and certain of the lenders under the Credit Agreement, or their affiliates, provide customary commercial and investment banking services to the Company and its affiliates.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1.
Amended and Restated Five-Year Credit Agreement, dated March 2, 2012, among Harsco Corporation, the lenders named therein, Citibank, N.A., as administrative agent, RBS Securities Inc., as syndication agent, and the Bank of Tokyo-Mitsubishi UFJ, Ltd., HSBC Bank USA, National Association, ING Bank N.V., Dublin Branch, JPMorgan Chase Bank, N.A. and Lloyds TSB Bank PLC, as documentation agents**

**Confidential treatment has been requested with respect to certain portions of the exhibit, which portions have been omitted and filed separately with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARSCO CORPORATION
(Registrant)

Date: March 7, 2012	By:	/s/ Mark E. Kimmel
Mark E. Kimmel
Senior Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Exhibit Index

Exhibit 10.1.
Amended and Restated Five-Year Credit Agreement, dated March 2, 2012, among Harsco Corporation, the lenders named therein, Citibank, N.A., as administrative agent, RBS Securities Inc., as syndication agent, and the Bank of Tokyo-Mitsubishi UFJ, Ltd., HSBC Bank USA, National Association, ING Bank N.V., Dublin Branch, JPMorgan Chase Bank, N.A. and Lloyds TSB Bank PLC, as documentation agents**

**Confidential treatment has been requested with respect to certain portions of the exhibit, which portions have been omitted and filed separately with the Securities and Exchange Commission.